UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 1, 2017

KIMCO REALTY CORPORATION

 (Exact Name of registrant as specified in its charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 New Hyde Park Road
Suite 100
New Hyde Park, NY 11042

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (516) 869-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 1, 2017, Kimco Realty Corporation (“Kimco”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters (collectively, the “Underwriters”), pursuant to which Kimco agreed to sell $500.0 million in aggregate principal amount of 3.300% Notes due 2025 (the “2025 notes”) and $350.0 million in aggregate principal amount of 4.450% Notes due 2047 (the “2047 notes” and, together with the 2025 notes, the “notes”). The notes are being offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to Kimco’s shelf registration statement on Form S-3 (File No. 333-202389). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. Certain of the Underwriters and their affiliates may be customers of, engage in transactions with, and perform services for Kimco and its subsidiaries in the ordinary course of business.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement, dated August 1, 2017, by and among Kimco Realty Corporation and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date: August 2, 2017	By:	/s/ Glenn G. Cohen
		Name:	Glenn G. Cohen
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated August 1, 2017, by and among Kimco Realty Corporation and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters.